                                                                    EXHIBIT 5.1




                                  July 28, 2000



Perficient, Inc.
7600-B North Capital of Texas Highway
Suite 340
Austin, Texas  78731

         RE: PERFICIENT, INC. REGISTRATION STATEMENT ON FORM S-3 FOR 169,901 SHARES OF COMMON STOCK
               ------------------------------


Ladies and Gentlemen:

         We have acted as counsel to Perficient, Inc., a Delaware (the "Company"), in connection with the proposed sale by certain stockholders of the Company (the "Selling Stockholders") of up to 169,901 shares of the Company's Common Stock (collectively, the "Securities") pursuant to the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

         This opinion is being furnished in accordance with the requirements of
Item 16 of Form SB-2 and Item 601(b)(5)(i) of Regulation S-B.

         We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Securities. Based on such review, we are of the opinion that the Securities have been duly authorized, and if, as and when transferred by the Selling Stockholders in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or
Item 509 of Regulation S-B.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

                        Very truly yours,

                        /s/ Gibbons, Del Deo, Dolan, Griffinger & Vecchione P.C. GIBBONS, DEL DEO, DOLAN,
                        GRIFFINGER & VECCHIONE
                        A Professional Corporation